UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2014

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2014, Chesapeake Appalachia, L.L.C. (“CHK Appalachia”), a wholly owned subsidiary of Chesapeake Energy Corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Southwestern Energy Production Company (“SEPC”), a wholly owned subsidiary of Southwestern Energy Company (“Southwestern”), pursuant to which SEPC agreed to purchase CHK Appalachia’s interests in approximately 413,000 net acres and approximately 1,500 wells in northern West Virginia and southern Pennsylvania, of which 435 wells are in the Marcellus and Utica formations, along with related property plant and equipment (collectively, the “Designated Properties”) for approximately $5.375 billion.  Average net daily production from the Designated Properties was approximately 56,000 barrels of oil equivalent during September 2014, consisting of 184,000 mcf of natural gas, 20,000 barrels of natural gas liquids and 5,000 barrels of condensate. As of December 31, 2013, net proved reserves associated with the Designated Properties were 221 million barrels of oil equivalent.

Closing of the transaction is subject to customary conditions, including third-party consents, waiver of certain pre-existing preferential purchase rights, expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, absence of a material adverse effect on the Designated Properties, and certain other closing conditions. Closing is expected to occur in the fourth quarter of 2014, contingent upon satisfaction of such closing conditions.

Pursuant to the Purchase Agreement, the $5.375 billion purchase price is subject to customary adjustment provisions, including adjustments for title defects and environmental defects. The Purchase Agreement also contains customary representations, warranties, covenants, and indemnities.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide the Company’s current expectations, beliefs, or forecasts of future events.  These statements can be identified by the fact that they do not relate strictly to historical or current facts, particularly with regard to the closing of the proposed sale of the Designated Properties and the Company’s future financial position. You should read these statements carefully because they involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements.  Differences may result from a variety of factors, including but not limited to: (i) the need to obtain certain consents and approvals and satisfy certain conditions to closing the transaction, which may not be completed in the anticipated time frame or at all; (ii) the occurrence of any event or other circumstance that could lead to the termination of the Purchase Agreement; and (iii) the effect of the transaction on the Company’s financial position. More information about the Company and other risks related to the Company are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on February 27, 2014.

Item 7.01 Regulation FD Disclosure.

On October 16, 2014, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing entry into the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:    October 17, 2014

EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Chesapeake Energy Corporation press release dated October 16, 2014